Herman Miller Announces Acquisition of Maharam
Pairing of design-driven firms creates immediate strategic benefits to both brands and represents a major milestone in Herman Miller’s plans for diversified growth

Release	Immediate
Date	April 24, 2013
Contact	Greg Bylsma (616) 654 7578 or greg_bylsma@hermanmiller.com
Jeff Stutz (616) 654 8538 or jeff_stutz@hermanmiller.com
Media: Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc. (NASDAQ: MLHR), today announced an agreement to acquire Maharam Fabric Corporation (“Maharam”), a New York-based, global designer and provider of high quality interior textiles for commercial, healthcare, and residential interiors. The transaction is scheduled to close April 29, 2013. Maharam, with revenues of approximately $105 million in 2012, will be purchased for approximately $156 million in cash.
A fourth-generation family business founded in 1902 by Louis Maharam, the company has evolved and grown to be the leader in design-driven textiles for interiors in North America, with an expanding global presence through both its international joint ventures and a direct sales force. A high performance organization of approximately 250 people, collaborating with a global network of renowned independent product designers and textile producers, Maharam’s rigorous and holistic commitment to design extends to every aspect of its business, and is complemented by best-in-class marketing and operational capabilities. The result is a strong record of revenue growth and operating profits in this high margin segment of the interiors marketplace.
Brian Walker, Herman Miller’s Chief Executive Officer, said, “The combination of Herman Miller and Maharam is a natural and complementary union anchored in our shared values and built on years of business cooperation and personal friendship. Our respective and combined operational strengths and resources provide immediate, mutual strategic leverage.”
Walker continued, “This is a relationship that works at every level. Together we represent more than 200 years of business success and the strongest design brands in our industries, with the opportunity and ambition to extend our joint reach into exciting new arenas. We believe this can benefit our customers, employees, business partners, and our shareholders.”
In making the announcement, Herman Miller noted the acquisition is expected to be immediately accretive to earnings while enhancing its strategic development capabilities and product offer. The respective brands’ outstanding reputations within the architectural and interior design community will also serve to reinforce and accelerate Herman Miller’s Collection initiative and support further opportunities in consumer and commercial markets. For reporting purposes, Herman Miller will include Maharam’s results within its Specialty and Consumer segment.

Ben Watson, Herman Miller’s Executive Creative Director, noted, “The cultures of the combined organizations are highly compatible—we share an unwavering dedication to authored design, product innovation and operational excellence in service to our customers. We are also unified in our commitment to sharing our success with employees and in giving back to our communities through environmental sustainability and socially responsible business practices.”
Watson added, “Herman Miller is also committed to retaining Maharam’s operational independence, valuable brand and cultural identity. These are the elements that have created and sustain Maharam’s unique, design-centric business.”
To that end, Herman Miller has made retention of Maharam’s leadership a priority, with Michael and Stephen Maharam, CEO and COO, respectively, remaining active in day-to-day management for the coming two years while other existing senior leadership prepares to assume expanded roles. Additionally, an ongoing executive advisory board has been established, including Michael Maharam, other veteran executives, and Herman Miller’s Ben Watson. The experienced Maharam leadership team, supported by the advisory board, will ensure business continuity and successful integration while adding highly qualified management talent to the Herman Miller organization.
Michael Maharam, CEO, said “Much as we’ve struggled with this decision, our philosophical kinship with Herman Miller helped make this difficult step a far easier one. Beyond our shared objectives in design leadership, we consider Herman Miller to be an esteemed organization intent on doing well by its staff, clientele and the community. We believe they have the complementary intellect and resources to ensure Maharam a bright future while valuing our spirit and ways, and permitting the continued evolution of our unique approach. Herman Miller’s potential to provide the wherewithal to pursue important new initiatives, as well as an established reach into both retail and international markets and the greatest possible strength of association, offers a powerful lever in achieving our design-centered strategic vision.”
About Maharam
Founded in 1902, Maharam has evolved from its humble beginnings of selling remnant fabrics from a pushcart. Today, Maharam is globally recognized for its rigorous and holistic commitment to design as a leading provider of textiles to architects and interior designers for commercial and residential interiors. Balancing an appreciation of tradition with innovative interdisciplinary exploration, Maharam focuses on utility, technology, tradition, and luxury. Maharam textiles are included in the permanent collections of the Art Institute of Chicago, the Museum of Modern Art, and the Stedelijk Museum, among others. Maharam is the recipient of the Cooper-Hewitt National Design Museum Design Patron Award (2007) for its longstanding support of design and cultural initiatives.
About Herman Miller
Herman Miller’s inspiring designs, inventive technologies and strategic services help people do great things and organizations to perform at their best. Its award-winning products generated more than $1.7 billion in revenue in fiscal 2012. A past recipient of the Smithsonian Institution's Cooper-Hewitt National Design Award, innovative business practices and a commitment to social responsibility have helped establish Herman Miller as a recognized global company. In 2012, Herman Miller again received the Human Rights Campaign Foundation’s top rating in its annual Corporate Equality Index and was named among the 50 Best U.S. Manufacturers by Industry Week. Herman Miller is included in the Dow Jones Sustainability World Index and trades on the NASDAQ Global Select Market under the symbol MLHR.

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